Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Anne H. Lloyd
Executive Vice President and
Chief Financial Officer
(919) 783-4660
www.martinmarietta.com

MARTIN MARIETTA MATERIALS, INC. REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS
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Quarterly Earnings Per Diluted Share of $0.77, Up 67%;
Fourth-Quarter Net Sales Increase of 8% Leads to Gross Margin Expansion of 380 Basis Points
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Aggregates Product Line Pricing Growth in All Reportable Segments;
Specialty Products Posts Quarterly Records for Net Sales and Earnings from Operations

RALEIGH, North Carolina (January 28, 2014) – Martin Marietta Materials, Inc. (NYSE:MLM) today reported its results for the fourth quarter and year ended December 31, 2013.

Ward Nye, President and CEO of Martin Marietta Materials, stated:  “We are pleased to finish a successful 2013 with a solid fourth quarter.  Strong performance by our Aggregates and Specialty Products businesses contributed to quarterly earnings per diluted share of $0.77, a 67% increase over the prior-year quarter.  Our nonresidential and residential aggregates product line shipments experienced double-digit volume growth as a result of focused execution and our efforts to position the Company to benefit from the continued recovery in private-sector construction.  The Aggregates business also achieved pricing growth in each reportable segment.  When coupled with disciplined management of our cost profile and record performance by our Specialty Products business, this led to an incremental consolidated gross margin (excluding freight and delivery revenues) for the quarter of 69%.  Notably, our consolidated gross margin (excluding freight and delivery revenues) expanded 380 basis points.

“The Aggregates business reported a 3.4% quarterly increase in aggregates product line pricing and notable growth in both pricing and volume in the ready mixed concrete product line, which led to a 7% increase in net sales and a 250-basis-point improvement in gross margin (excluding freight and delivery revenues).  Aggregates product line shipments were down slightly compared with the prior-year quarter, as volume growth in the private-sector was offset by decreased shipments to the public-sector.  Net sales for the Specialty Products business increased 15%, reflecting the Woodville, Ohio kiln expansion in the dolomitic lime business, marketing initiatives in the chemicals business and sound pricing gains in key product lines.

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

“As we begin 2014, we are encouraged by numerous macro-economic indicators, including employment growth, which suggest increased construction activity going forward.  We expect private-sector construction to benefit from significant shale energy projects, improvements in general nonresidential construction and further recovery in the housing market.  Additionally, we also foresee some modest growth in public sector projects.  Following years of underinvestment at the federal level, growth in state-level infrastructure funding initiatives should stimulate public-sector activity.  In summary, we believe we are well positioned to capture these opportunities across our markets and build on the momentum created throughout 2013,” Nye said.

notable Items for the quarter (all comparisons are versus the prior-year fourth quarter)
•	Earnings per diluted share of $0.77 compared with $0.46
•	Consolidated net sales of $491.4 million compared with $456.0 million
•	Aggregates product line pricing increase of 3.4%; volume decline of 0.4%
•	Specialty Products record net sales of $58.1 million and record earnings from operations of $20.4 million
•	Consolidated gross margin (excluding freight and delivery revenues) of 20.6%, up 380 basis points
•	Consolidated selling, general and administrative expenses (SG&A) decreased 70 basis points as a percentage of net sales
•	Consolidated earnings from operations of $62.8 million compared with $40.2 million

Notable Items For the Year (all comparisons are versus 2012)

•	Earnings per diluted share of $2.61 compared with $1.83 (2012 includes business development expenses of $0.46 per diluted share)
•	Net sales of $1.943 billion compared with $1.833 billion
•	Aggregates product line pricing up 3.0%; volume flat
•	Specialty Products record net sales of $225.6 million and record earnings from operations of $73.5 million
•	Consolidated gross margin (excluding freight and delivery revenues) of 18.7%, up 90 basis points
•	Consolidated SG&A up 10 basis points as a percentage of net sales
•	Consolidated earnings from operations of $218.0 million compared with $156.2 million

Management Commentary (all comparisons, unless noted, are versus the prior-year fourth quarter)

Nye continued, “The private sector continues to drive construction growth.  Looking closely at our fourth-quarter results, the nonresidential market, which comprised 33% of fourth-quarter aggregates product line shipments and increased 11%, was a major contributor.  We saw notable growth in both commercial construction and the energy sector as we continue to benefit from the investment in shale energy.  Looking forward, we anticipate additional opportunities as developmental activity moves into downstream projects.

“The residential market achieved volume growth of 21% and accounted for 15% of our quarterly shipments, in line with historical levels.  Housing permits and starts, key indicators for residential construction activity, continue to meaningfully improve on a year-over-year basis.  Housing starts for the year were up 18% over 2012, and the rate of starts significantly exceeded completions.  The ChemRock/Rail market, which represented 10% of aggregates volumes, decreased 12%, partially as a result of a reduction in agricultural lime shipments due to wetter and colder weather and lower ballast volumes.  Shipments to the infrastructure end-use market, which represented the remaining 42% of our aggregates product line, decreased 10%, driven by the completion of several large road projects in Indiana and Iowa and poor weather in Texas.

“The Federal government shutdown in October, as well as questions concerning future government spending policy negatively affected public-sector demand.  There is continued uncertainty in long-term funding beyond the September 2014 expiration of the Moving Ahead for Progress in the 21st Century Act, or MAP-21.  However, we remain encouraged by the anticipated impact of the Transportation Infrastructure Finance and Innovation Act (TIFIA) component of MAP-21 which has the ability to leverage up to $50 billion in financing for transportation projects of either national or regional significance.  While awards continue to move at a slower pace versus earlier expectations, we still expect TIFIA to benefit several of our major markets – namely Texas, North Carolina and Florida – in 2014 and likely more notably in 2015.

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

“Not surprisingly, we are seeing growth in state-level funding initiatives as states and municipalities are taking actions to address their infrastructure needs in this period of federal funding uncertainty.  For example, Texas, in addition to filing applications for nearly $7 billion in funding assistance under TIFIA, has a November ballot initiative that, if passed, would provide an additional $1 billion in funding for highway projects.  Additionally, San Antonio recently announced an $825 million highway initiative that will include the area’s first toll-road project.  Colorado passed legislation to allocate $450 million for emergency road repairs following flood damage incurred in September, of which $110 million will be provided by the U.S. Department of Transportation.  In Georgia, three regions within the state are collecting a special-purpose local option sales tax earmarked for transportation improvements.  We expect projects funded by this tax to accelerate during 2014.  Anecdotally, these examples demonstrate why we believe infrastructure spending on local levels will continue to grow.

“We were successful in extending our pricing momentum in the Aggregates business with each of our reportable segments reporting growth.  Pricing improvement was strongest in the Mid-America Group, where a 5.2% increase was led by our North Carolina operations.  Importantly, for each quarter of 2013, all reportable segments achieved aggregates product line pricing improvement, enabling us to achieve an overall annual increase of 3.0%.  For the quarter, the ready mixed concrete business achieved pricing growth of 9.8% while the asphalt product line reported a decrease of 4.8%.

“SG&A expenses were 7.6% of net sales, a decrease of 70-basis-points.  On an absolute basis, SG&A expenses declined $0.5 million.  Consolidated earnings from operations were $62.8 million, an improvement of 56%.

“Specialty Products continued its strong performance and generated record fourth-quarter net sales of $58.1 million.  We controlled production costs and increased the business’ gross margin (excluding freight and delivery revenues) by 360 basis points.  Fourth-quarter earnings from operations were a record $20.4 million, an increase of 29%.

Liquidity and Capital Resources

“Cash provided by operating activities for full-year 2013 was $309.0 million compared with $222.7 million in 2012.  The improvement is attributable to earnings growth, due in part to the absence of significant business development costs incurred during 2012.

“During the quarter, we renegotiated our revolving line of credit and term loan and extended the expiration of these facilities to 2018.

“At December 31, 2013, our ratio of consolidated debt to consolidated EBITDA, as defined in our senior credit facility, for the trailing twelve months was 2.67 times, in compliance with our covenant.

2014 Outlook

“We are encouraged by various positive trends in our business and markets – especially in employment and private-sector construction.  Nonresidential construction is expected to grow in both the heavy industrial and commercial sectors.  Shale development and related follow-on public and private construction activities are anticipated to remain strong.  Further, the commercial building sector is expected to benefit from improved market fundamentals, such as higher occupancies and rents, strengthened property values and increased real estate lending.  Based on these factors, we anticipate that the nonresidential end-use market will increase in the mid-to-high single digits.  Residential construction should continue to grow, driven by historically low mortgage rates, rising housing prices and total annual housing starts, which are expected to exceed one million units for the first time since 2007.  We believe these trends will lead to double-digit volume growth in residential end-use shipments.  For the public sector, authorized highway funding from MAP-21 should increase slightly compared with 2013.  Additionally, state initiatives to finance infrastructure projects are expected to grow and continue to play a more critical role in public-sector activity.  Based on these trends and expectations, we expect aggregates shipments to the infrastructure end-use market to increase slightly.  Finally, our ChemRock/Rail end-use market is expected to have low single-digit growth compared with 2013.

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

“Cumulatively, we anticipate aggregates product line shipments will be up 4% to 5% compared with 2013 levels.  We currently expect aggregates product line pricing will increase 3% to 5% for the year compared with 2013.  A variety of factors beyond our direct control may continue to exert pressure on our volumes, and our forecasted pricing increase will not be uniform across the company.  We expect aggregates product line direct production cost per ton will decrease slightly compared with 2013.

“We expect our vertically integrated businesses to generate between $385 million and $405 million of net sales and $40 million to $45 million of gross profit.

“SG&A expenses as a percentage of net sales are expected to decline compared with 2013, driven in part by $7.9 million of nonrecurring costs related primarily to the 2013 completion of our information systems upgrade, as well as, lower pension costs.

“Net sales for the Specialty Products segment are expected to be between $225 million and $235 million, generating $85 million to $90 million of gross profit.  Steel utilization and natural gas prices are two key factors for this segment.

“Interest expense is expected to remain relatively flat compared with 2013.  Our effective tax rate is expected to approximate 29%, excluding discrete events.  Capital expenditures are forecast at $155 million.”

Risks To Outlook

The 2014 outlook include management’s assessment of the likelihood of certain risk factors that will affect performance.  The most significant risks to the Corporation’s 2014 performance will be Congress’ actions and timing surrounding the expiration of MAP-21 in September and uncertainty over the funding mechanism for the Highway Trust Fund.  Further, additional government shutdown(s) and the impact of The Patient Protection and Affordable Care Act may further erode consumer confidence, which may negatively impact investment in construction projects.  While both MAP-21 and TIFIA credit assistance are excluded from the federal budget sequester and the U.S. debt ceiling limit, the ultimate resolution of these issues may have a significant impact on the economy and, consequently, construction activity.  Other risks related to the Corporation’s future performance include, but are not limited to, both price and volume and include a recurrence of widespread decline in aggregates volume negatively affecting aggregates price; the termination, capping and/or reduction of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; a significant change in the funding patterns for traditional federal, state and/or local infrastructure projects; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in nonresidential construction, a decline in energy-related drilling activity resulting from certain regulatory or economic factors, a slowdown in the residential construction recovery, or some combination thereof; and a reduction in ChemRock/Rail shipments resulting from the uncertainty as to the timing and funding levels of the domestic farm bill and declining coal traffic on the railroads.  Further, increased highway construction funding pressures resulting from either federal or state issues can affect profitability.  If these negatively affect transportation budgets more than in the past, construction spending could be reduced.  North Carolina, a state that disproportionately affects the Corporation’s revenue and profitability, is among the states experiencing these fiscal pressures, although recent statistics indicate that transportation and tax revenues are increasing.  The Specialty Products business essentially runs at capacity; therefore any unplanned changes in costs or realignment of customers introduce volatility to the earnings of this segment.

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

The Corporation’s principal business serves customers in aggregates-related construction markets.  This concentration could increase the risk of potential losses on customer receivables; however, payment bonds normally posted on public projects, together with lien rights on private projects, help to mitigate the risk of uncollectible receivables.  The level of aggregates demand in the Corporation’s end-use markets, production levels and the management of production costs will affect the operating leverage of the Aggregates business and, therefore, profitability.  Production costs in the Aggregates business are also sensitive to energy and raw material prices, both directly and indirectly.  Diesel fuel and other consumables change production costs directly through consumption or indirectly by increased energy-related input costs, such as steel, explosives, tires and conveyor belts.  Fluctuating diesel fuel pricing also affects transportation costs, primarily through fuel surcharges in the Corporation’s long-haul distribution network.  The Specialty Products business is sensitive to changes in domestic steel capacity utilization and the absolute price and fluctuations in the cost of natural gas.

Transportation in the Corporation’s long-haul network, particularly the supply of rail cars and locomotive power to move trains, affects our ability to efficiently transport material into certain markets, most notably Texas, Florida and the Gulf Coast.  The availability of trucks and drivers to transport our product, particularly in markets experiencing increased demand due to energy-sector activity, is also a risk.  The Aggregates business is also subject to weather-related risks that can significantly affect production schedules and profitability.  The first and fourth quarters are most adversely affected by winter weather.  Hurricane activity in the Atlantic Ocean and Gulf Coast generally is most active during the third and fourth quarters.

Risks to the outlook include shipment declines as a result of economic events beyond the Corporation’s control.  In addition to the impact on nonresidential and residential construction, the Corporation is exposed to risk in its estimated outlook from credit markets and the availability of and interest cost related to its debt.

The Corporation’s future performance is also exposed to risks from tax reform at the federal and state levels.

Conference Call Information

The Company will discuss its fourth-quarter 2013 earnings results on a conference call and online web simulcast today (January 28, 2014).  The live broadcast of the Martin Marietta Materials, Inc. conference call will begin at 8:30 a.m. Eastern Time today.  An online replay will be available approximately two hours following the conclusion of the live broadcast.  A link to these events will be available at the Corporation’s website.

For those investors without online web access, the conference call may also be accessed by calling (866) 610-1072, confirmation number 51412630.  For international participants, the call can be accessed by calling (973) 935-2840 and using the same confirmation number.

Martin Marietta Materials, Inc. is the nation’s second largest producer of construction aggregates and a producer of magnesia-based chemicals and dolomitic lime.  For more information about Martin Marietta Materials, Inc., refer to the Corporation’s website at www.martinmarietta.com.

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Corporation’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year.  The Corporation’s recent proxy statement for the annual meeting of shareholders also contains important information.  These and other materials that have been filed with the SEC are accessible through the Corporation’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov.  You may also write or call the Corporation’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Corporation believes in good faith are reasonable but which may be materially different from actual results.  Forward-looking statements give the investor our expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate only to historical or current facts.  They may use words such as “anticipate,” “expect,” “should be,” “believe,” “will”, and other words of similar meaning in connection with future events or future operating or financial performance.  Any or all of our forward-looking statements here and in other publications may turn out to be wrong.

Factors that the Corporation currently believes could cause actual results to differ materially from the forward-looking statements in this press release include, but are not limited to, Congress’ actions and timing surrounding the expiration of MAP-21 in September and uncertainty over the funding mechanism for the Highway Trust Fund; the performance of the United States economy and the resolution and impact of the debt ceiling and sequestration issues; widespread decline in aggregates pricing; the termination, capping and/or reduction of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; the level and timing of federal and state transportation funding, most particularly in North Carolina, one of the Corporation’s largest and most profitable states, and Texas, Iowa, Colorado and Georgia; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Corporation serves; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in the commercial component of the nonresidential construction market, notably office and retail space; a slowdown in energy-related drilling activity; a slowdown in residential construction recovery; a reduction in shipments due to a decline in funding under the domestic farm bill; unfavorable weather conditions, particularly Atlantic Ocean hurricane activity, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Corporation; the volatility of fuel costs, particularly diesel fuel, and the impact on the cost of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Specialty Products business, natural gas; continued increases in the cost of other repair and supply parts; transportation availability, notably the availability of railcars and locomotive power to move trains to supply the Corporation’s Texas, Florida and Gulf Coast markets; increased transportation costs, including increases from higher passed-through energy and other costs to comply with tightening regulations as well as higher volumes of rail and water shipments; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Corporation’s dolomitic lime products; inflation and its effect on both production and interest costs; ability to successfully integrate acquisitions quickly and in a cost-effective manner and achieve anticipated profitability to maintain compliance with the Corporation’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices that would increase the Corporation’s tax rate;  violation of the Corporation’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Corporation’s common stock price and its impact on goodwill impairment evaluations; reduction of the Corporation’s credit rating to non-investment grade resulting from strategic acquisitions; and other risk factors listed from time to time found in the Corporation’s filings with the SEC.  Other factors besides those listed here may also adversely affect the Corporation, and may be material to the Corporation.  The Corporation assumes no obligation to update any such forward-looking statements.

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of TXI by Martin Marietta, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Martin Marietta’s  and TXI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of approval of both Martin Marietta’s shareholders and TXI’s stockholders; the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate TXI’s operations into those of Martin Marietta; the integration of TXI’s operations into those of Martin Marietta  being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of TXI being difficult; Martin Marietta’s and TXI’s ability to adapt its services to changes in technology or the marketplace; Martin Marietta’s and TXI’s ability to maintain and grow its relationship with its customers; levels of construction spending in the markets; a decline in defense spending and the commercial component of the nonresidential construction market and the subsequent impact on construction activity; a slowdown in residential construction recovery; unfavorable weather conditions; a widespread decline in aggregates pricing; changes in the cost of raw materials, fuel and energy and the availability and cost of construction equipment in the United States; the timing and amount of federal, state and local transportation and infrastructure funding; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; and changes to and the impact of the laws, rules and regulations (including environmental laws, rules and regulations) that regulate Martin Marietta’s and TXI’s operations. Additional information concerning these and other factors can be found in Martin Marietta’s and TXI’s filings with the Securities and Exchange Commission, including Martin Marietta’s and TXI’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Martin Marietta  and TXI assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

Additional Information and Where to Find It

In connection with the proposed transaction between Martin Marietta and TXI, Martin Marietta and TXI intend to file relevant materials with the Securities and Exchange Commission, including a Martin Marietta registration statement on Form S-4 that will include a joint proxy statement of Martin Marietta and TXI that also constitutes a prospectus of Martin Marietta.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MARTIN MARIETTA, TXI AND THE PROPOSED TRANSACTION.  The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents (when they are available) can also be obtained free of charge from Martin Marietta upon written request to the Corporate Secretary at Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, NC 27607, telephone number (919) 783-4540 or from Martin Marietta’s website,  http://ir.martinmarietta.com or from TXI upon written request to TXI at Investor Relations, Texas Industries, Inc., 1503 LBJ Freeway, Suite 400, Dallas, Texas 75234, telephone number (972) 647-6700 or from TXI’s website, http://investorrelations.txi.com.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder.  However, Martin Marietta, TXI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC.  Information regarding Martin Marietta’s directors and executive officers may be found in its Annual Report for the year ended December 31, 2012 on Form 10-K filed with the SEC on February 2, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Shareholders filed with the SEC on April 16, 2013.  Information regarding TXI’s directors and executive officers may be found in its Annual Report for the year ended May 31, 2013 on Form 10-K filed with the SEC on July 22, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Shareholders filed with the SEC on August 23, 2013.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus when it becomes available.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

MARTIN MARIETTA MATERIALS, INC. Unaudited Statements of Earnings (In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net sales	$491.4	$456.0	$1,943.2	$1,833.0
Freight and delivery revenues	53.6	46.2	212.3	198.9
Total revenues	545.0	502.2	2,155.5	2,031.9

Cost of sales	390.4	379.3	1,579.2	1,505.9
Freight and delivery costs	53.6	46.2	212.3	198.9
Total cost of revenues	444.0	425.5	1,791.5	1,704.8
Gross profit	101.0	76.7	364.0	327.1

Selling, general and administrative expenses	37.5	38.0	150.1	138.4
Business development costs	—	—	0.7	35.1
Other operating income, net	0.7	(1.5)	(4.8)	(2.6)
Earnings from operations	62.8	40.2	218.0	156.2

Interest expense	12.8	13.4	53.5	53.3
Other nonoperating expenses and (income), net	0.1	(0.1)	0.3	(1.2)
Earnings from continuing operations before taxes on income	49.9	26.9	164.2	104.1
Income tax expense	14.4	5.0	44.0	17.4
Earnings from continuing operations	35.5	21.9	120.2	86.7

Loss on discontinued operations, net of related tax benefit
of $0.2, $0.3, $0.4 and $0.8, respectively	(0.3)	(0.2)	(0.8)	(1.2)

Consolidated net earnings	35.2	21.7	119.4	85.5
Less: Net (loss) earnings attributable to noncontrolling interests	(0.8)	0.2	(1.9)	1.0

Net earnings attributable to Martin Marietta Materials, Inc.	$36.0	$21.5	$121.3	$84.5
Net earnings (loss) attributable to Martin Marietta Materials, Inc. per common share:
Basic from continuing operations attributable to common shareholders	$0.79	$0.47	$2.64	$1.86
Discontinued operations attributable to common shareholders	(0.01)	—	(0.02)	(0.03)
	$0.78	$0.47	$2.62	$1.83

Diluted from continuing operations attributable to common shareholders	$0.78	$0.46	$2.63	$1.86
Discontinued operations attributable to common shareholders	(0.01)	—	(0.02)	(0.03)
	$0.77	$0.46	$2.61	$1.83

Cash dividends per common share	$0.40	$0.40	$1.60	$1.60

Weighted-average common shares outstanding:
Basic	46.3	45.9	46.2	45.8
Diluted	46.4	46.1	46.3	46.0

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

MARTIN MARIETTA MATERIALS, INC. Unaudited Financial Highlights (In millions)
	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net sales:
Aggregates Business:
Mid-America Group	$169.5	$165.5	$678.5	$658.9
Southeast Group	55.0	55.2	226.4	226.2
West Group	208.8	184.7	812.7	745.6
Total Aggregates Business	433.3	405.4	1,717.6	1,630.7
Specialty Products	58.1	50.6	225.6	202.3
Total	$491.4	$456.0	$1,943.2	$1,833.0

Gross profit (loss):
Aggregates Business:
Mid-America Group	$55.2	$48.4	$191.7	$180.1
Southeast Group	(0.6)	(6.4)	(3.5)	(6.0)
West Group	23.6	20.8	93.5	81.3
Total Aggregates Business	78.2	62.8	281.7	255.4
Specialty Products	22.9	18.2	83.7	77.2
Corporate	(0.1)	(4.3)	(1.4)	(5.5)
Total	$101.0	$76.7	$364.0	$327.1

Selling, general and administrative expenses:
Aggregates Business:
Mid-America Group	$12.5	$13.1	$50.0	$53.0
Southeast Group	4.7	4.5	18.1	18.2
West Group	12.2	11.7	46.6	45.2
Total Aggregates Business	29.4	29.3	114.7	116.4
Specialty Products	2.6	2.4	10.2	9.3
Corporate	5.5	6.3	25.2	12.7
Total	$37.5	$38.0	$150.1	$138.4

Earnings (Loss) from operations:
Aggregates Business:
Mid-America Group	$44.6	$36.4	$146.9	$131.4
Southeast Group	(4.9)	(10.5)	(19.8)	(25.5)
West Group	12.1	9.7	50.5	38.9
Total Aggregates Business	51.8	35.6	177.6	144.8
Specialty Products	20.4	15.8	73.5	68.5
Corporate	(9.4)	(11.2)	(33.1)	(57.1)
Total	$62.8	$40.2	$218.0	$156.2

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

Three Months Ended		Year Ended
December 31,		December 31,
2013	2012	2013	2012

Net sales by product line:
Aggregates Business:
Aggregates	$331.2	$318.4	$1,347.5	$1,304.0
Asphalt	14.0	18.2	66.2	79.8
Ready Mixed Concrete	42.7	31.8	146.1	110.5
Road Paving	45.4	37.0	157.8	136.4
Total Aggregates Business	433.3	405.4	1,717.6	1,630.7
Specialty Products Business	58.1	50.6	225.6	202.3
Total	$491.4	$456.0	$1,943.2	$1,833.0

Gross profit (loss) by product line:
Aggregates Business:
Aggregates	$69.9	$57.7	$259.1	$240.6
Asphalt	3.2	3.0	12.9	12.1
Ready Mixed Concrete	3.4	(0.3)	8.3	0.1
Road Paving	1.7	2.4	1.4	2.6
Total Aggregates Business	78.2	62.8	281.7	255.4
Specialty Products Business	22.9	18.2	83.7	77.2
Corporate	(0.1)	(4.3)	(1.4)	(5.5)
Total	$101.0	$76.7	$364.0	$327.1

Depreciation	$40.5	$41.4	$162.7	$166.9
Depletion	1.8	1.6	5.7	5.0
Amortization	1.4	1.2	5.4	5.3
	$43.7	$44.2	$173.8	$177.2

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data
(In millions)

	December 31,	December 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$42.4	$25.4
Accounts receivable, net	245.4	224.1
Inventories, net	347.3	332.3
Other current assets	120.3	118.6
Property, plant and equipment, net	1,799.2	1,753.2
Intangible assets, net	665.2	666.6
Other noncurrent assets	40.0	40.7
Total assets	$3,259.8	$3,160.9

LIABILITIES AND EQUITY
Current maturities of long-term debt and short-term facilities	$12.4	$5.7
Other current liabilities	198.1	167.6
Long-term debt (excluding current maturities)	1,018.5	1,042.2
Other noncurrent liabilities	455.9	495.1
Total equity	1,574.9	1,450.3
Total liabilities and equity	$3,259.8	$3,160.9

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Cash Flows
(In millions)

	Year Ended December 31,
Operating activities:	2013	2012
Consolidated net earnings	$119.4	$85.5
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	173.8	177.2
Stock-based compensation expense	7.0	7.8
Gains on divestitures and sales of assets	(2.3)	(1.0)
Deferred income taxes	24.1	13.9
Excess tax benefits from stock-based compensation	(2.4)	(0.8)
Other items, net	(0.4)	2.2
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(22.5)	(20.3)
Inventories, net	(11.6)	(9.6)
Accounts payable	20.1	(8.7)
Other assets and liabilities, net	3.8	(23.5)

Net cash provided by operating activities	309.0	222.7

Investing activities:
Additions to property, plant and equipment	(155.2)	(151.0)
Acquisitions, net	(64.5)	(0.2)
Proceeds from divestitures and sales of assets	8.5	10.0
Loan to affiliate	(3.4)	(2.0)

Net cash used for investing activities	(214.6)	(143.2)

Financing activities:
Borrowings of long-term debt	604.4	181.0
Repayments of long-term debt	(621.1)	(193.7)
Payments on capital leases	(0.1)	—
Change in bank overdraft	2.5	—
Dividends paid	(74.2)	(73.8)
Debt issue costs	(2.1)	(0.6)
Issuances of common stock	11.7	7.0
Excess tax benefits from stock-based compensation	2.4	0.8
Distributions to owners of noncontrolling interests	(0.9)	(0.8)

Net cash used for financing activities	(77.4)	(80.1)

Net increase (decrease) in cash and cash equivalents	17.0	(0.6)
Cash and cash equivalents, beginning of period	25.4	26.0

Cash and cash equivalents, end of period	$42.4	$25.4

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operational Highlights

	Three Months Ended		Year Ended
	December 31,		December 31,
	Volume	Pricing	Volume	Pricing
Volume/Pricing Variance (1)
Heritage Aggregates Product Line: (2)
Mid-America Group	(2.8%)	5.2%	(0.4%)	3.2%
Southeast Group	(8.2%)	0.4%	(5.6%)	1.9%
West Group	2.7%	3.6%	1.2%	3.9%
Heritage Aggregates Operations	(1.4%)	3.3%	(0.5%)	2.9%
Aggregates Product Line (3)	(0.4%)	3.4%	0.1%	3.0%

	Three Months Ended		Year Ended
	December 31,		December 31,
Shipments (tons in thousands)	2013	2012	2013	2012
Heritage Aggregates Product Line: (2)
Mid-America Group	14,538	14,965	58,925	59,180
Southeast Group	3,870	4,215	16,575	17,549
West Group	12,716	12,381	52,204	51,563
Heritage Aggregates Operations	31,124	31,561	127,704	128,292
Acquisitions	324	—	726	—
Divestitures (4)	—	—	3	39
Aggregates Product Line (3)	31,448	31,561	128,433	128,331

(1) Volume/pricing variances reflect the percentage increase (decrease) from the comparable period in the prior year.

(2)Heritage Aggregates product line excludes volume and pricing data for acquisitions that have not been included in prior-year operations for the comparable period and divestitures.

(3) Aggregates product line includes all acquisitions from the date of acquisition and divestitures through the date of disposal.

(4) Divestitures include the tons related to divested aggregates product line operations up to the date of divestiture.

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Unit Shipments by Product Line (in thousands):

Aggregates tons - external customers	30,274	30,493	123,792	123,873
Internal aggregates tons used in other product lines	1,174	1,068	4,641	4,458
Total aggregates tons	31,448	31,561	128,433	128,331

Asphalt tons - external customers	288	333	1,361	1,662
Internal asphalt tons used in road paving business	471	395	1,728	1,598
Total asphalt tons	759	728	3,089	3,260

Ready Mixed Concrete - cubic yards	481	419	1,742	1,481

Average unit sales price by product line (including internal sales):

Aggregates	$10.67/ton	$10.32/ton	$10.63/ton	$10.33/ton
Asphalt	$42.03/ton	$44.13/ton	$42.09/ton	$41.57/ton
Ready Mixed Concrete	$86.73/cubic yard	$78.98/cubic yard	$83.73/cubic yard	$77.24/cubic yard

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures
(Dollars in millions)
Gross margin as a percentage of net sales and operating margin as a percentage of net sales represent non-GAAP measures. The Corporation presents these ratios calculated based on net sales, as it is consistent with the basis by which management reviews the Corporation’s operating results. Further, management believes it is consistent with the basis by which investors analyze the Corporation’s operating results, given that freight and delivery revenues and costs represent pass-throughs and have no profit markup. Gross margin and operating margin calculated as percentages of total revenues represent the most directly comparable financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). The following tables present the calculations of gross margin and operating margin for the three months and year ended December 31, 2013 and 2012, in accordance with GAAP and reconciliations of the ratios as percentages of total revenues to percentages of net sales:

	Three Months Ended		Year Ended
	December 31,		December 31,
Gross Margin in Accordance with Generally Accepted Accounting Principles	2013	2012	2013	2012
Gross profit	$101.0	$76.7	$364.0	$327.1
Total revenues	$545.0	$502.2	$2,155.5	$2,031.9
Gross margin	18.5%	15.3%	16.9%	16.1%

	Three Months Ended		Year Ended
	December 31,		December 31,
Gross Margin Excluding Freight and Delivery Revenues	2013	2012	2013	2012
Gross profit	$101.0	$76.7	$364.0	$327.1

Total revenues	$545.0	$502.2	$2,155.5	$2,031.9
Less: Freight and delivery revenues	(53.6)	(46.2)	(212.3)	(198.9)
Net sales	$491.4	$456.0	$1,943.2	$1,833.0
Gross margin excluding freight and delivery revenues	20.6%	16.8%	18.7%	17.8%

	Three Months Ended		Year Ended
	December 31,		December 31,
Operating Margin in Accordance with Generally Accepted Accounting Principles	2013	2012	2013	2013
Earnings from operations	$62.8	$40.2	$218.0	$156.2
Total revenues	$545.0	$502.2	$2,155.5	$2,031.9
Operating margin	11.5%	8.0%	10.1%	7.7%

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

	Three Months Ended		Year Ended
	December 31,		December 31,
Operating Margin Excluding Freight and Delivery Revenues	2013	2012	2013	2012
Earnings from operations	$62.8	$40.2	$218.0	$156.2
Total revenues	$545.0	$502.2	$2,155.5	$2,031.9
Less: Freight and delivery revenues	(53.6)	(46.2)	(212.3)	(198.9)
Net sales	$491.4	$456.0	$1,943.2	$1,833.0
Operating margin excluding freight and delivery revenues	12.8%	8.8%	11.2%	8.5%

The presentation of incremental consolidated gross margin (excluding freight and delivery revenues) is a non-GAAP financial measure. Management presents this measure, as it believes it helps demonstrate the impact of incremental sales on gross margin due to the significant amount of fixed production costs. The following presents the calculation of the incremental consolidated gross margin (excluding freight and delivery revenues) for the quarter ended December 31, 2013:

Consolidated net sales for the quarter ended December 31, 2013	$491.4
Consolidated net sales for the quarter ended December 31, 2012	456.0
Incremental consolidated net sales	$35.4

Consolidated gross profit for the quarter ended December 31, 2013	$101.0
Consolidated gross profit for the quarter ended December 31, 2012	76.7
Incremental consolidated gross profit	$24.3

Incremental consolidated gross margin (excluding freight and delivery revenues)	69%

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

The ratio of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing twelve months is a covenant under the Corporation’s revolving credit facility, term loan facility and trade receivable securitization facility. Under the terms of these agreements, as amended, the Corporation’s ratio of Consolidated Debt-to-Consolidated EBITDA as defined, for the trailing twelve months can not exceed 3.50 times as of December 31, 2013, with certain exceptions related to qualifying acquisitions, as defined.

The following presents the calculation of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-twelve months at December 31, 2013. For supporting calculations, refer to Corporation’s website atwww.martinmarietta.com.

Twelve-Month Period
January 1, 2013 to
December 31, 2013
Earnings from continuing operations attributable to Martin Marietta Materials, Inc.	$122.1
Add back:
Interest expense	53.5
Income tax expense	43.9
Depreciation, depletion and amortization expense	168.7
Stock-based compensation expense	7.0
Deduct:
Interest income	(0.4)
Consolidated EBITDA, as defined	$394.8

Consolidated Debt, including debt guaranteed by the Corporation, at December 31, 2013	$1,053.3
Less: Unrestricted cash and cash equivalents in excess of $50 at December 31, 2013	—
Consolidated Net Debt, as defined, at December 31, 2013	$1,053.3

Consolidated Debt-to-Consolidated EBITDA, as defined,
at December 31, 2013 for the trailing twelve-month EBITDA	2.67 times

EBITDA is a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness. EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to net earnings or operating cash flow. For further information on EBITDA, refer to the Corporation’s website atwww.martinmarietta.com. EBITDA is as follows for the three months and year ended December 31, 2013 and 2012.

MLM Announces Fourth-Quarter 2013 Results

January 28, 2014

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA)	$106.3	$83.4	$390.2	$329.9

A Reconciliation of Net Earnings Attributable to Martin Marietta Materials, Inc. to EBITDA is as follows:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net Earnings Attributable to Martin Marietta Materials, Inc.	$36.0	$21.5	$121.3	$84.5
Add back:
Interest Expense	12.8	13.4	53.5	53.3
Income Tax Expense for Controlling Interests	14.3	4.7	43.5	16.6
Depreciation, Depletion and Amortization Expense	43.2	43.8	171.9	175.5
EBITDA	$106.3	$83.4	$390.2	$329.9